Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

First Quarter 2008 Financial Results

License Revenue Increases 33% and First Quarter Revenue from Continuing Operations Up 20%, Year-Over-Year

MCLEAN, Va., May 1st, 2008—MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced financial results for the three-month period ended March 31, 2008 (the first quarter of its 2008 fiscal year).

First quarter 2008 revenue from continuing operations was $83.5 million versus $69.4 million for the first quarter of 2007, a 20% increase. This marked the twenty-first consecutive quarter of year-over-year revenue growth. Product licenses revenues for the first quarter of 2008 were $22.1 million versus $16.7 million for the first quarter of 2007, a 33% increase. In March 2008, MicroStrategy closed a transaction with a leading global financial services company that included $4.0 million in product license revenue recognized during the first quarter of 2008. Product support and other services revenues for the first quarter of 2008 were $61.4 million versus $52.7 million for the first quarter of 2007, a 17% increase. In order to focus its resources on its core business intelligence software and services business, the Company plans to sell its Alarm.com and Angel.com businesses. Accordingly, financial results for Alarm.com and Angel.com have been reclassified as discontinued operations.

Operating expenses from continuing operations for the first quarter of 2008 were $55.1 million versus $42.2 million for the first quarter of 2007, a 31% increase. The increase in first quarter operating expenses was primarily due to an increase in the worldwide employee headcount of the Company’s core business intelligence business as it continued to expand its worldwide sales and services organization and administrative and IT support functions. First quarter general and administrative expenses included a $2.3 million non-recurring charge related to ongoing litigation. In addition, MicroStrategy did not capitalize any software development costs during the first quarter of 2008 as compared to $2.4 million in software development costs capitalized during the first quarter of 2007, which reduced research and development expenses during the 2007 period. Consolidated income from continuing operations for the first quarter of 2008 was $14.4 million, or 17% of revenue, versus $15.6 million, or 23% of revenue, for the first quarter of 2007. Net income for the first quarter of 2008 was $8.3 million, or $0.67 per share on a diluted basis, compared to $9.8 million, or $0.75 per share on a diluted basis, for the first quarter of 2007. MicroStrategy’s net income for the first quarter of 2008 includes a $0.8 million loss from discontinued operations, or $0.07 per share on a diluted basis, compared to a $0.6 million loss in the first quarter of 2007, or $0.04 per share on a diluted basis.

During the first quarter of 2008, MicroStrategy repurchased 79,200 shares of its class A common stock for $5.4 million at an average price per share of $67.75, including broker commissions. MicroStrategy today announced that its Board of Directors modified the Company’s 2005 share repurchase program (the “2005 Repurchase Program”) to increase the amount of class A common stock that MicroStrategy is authorized to repurchase under the 2005 Repurchase Program from $300 million to $800 million in the aggregate. The term of the 2005 Share Repurchase Program was also extended until April 29, 2013, although the program may be suspended or discontinued by the Company at any time. As of March 31, 2008, the Company had repurchased an aggregate of 2,430,265 shares of its class A common stock at an aggregate cost of $233.3 million under the 2005 Repurchase Program. The timing and amount of any shares repurchased will be determined by the Company’s management based on its evaluation of market conditions and other factors. The 2005 Repurchase Program may be funded by using the Company’s working capital, as well as proceeds from any credit facilities and other borrowing arrangements which the Company may enter into in the future. As of March 31, 2008, MicroStrategy had cash and cash equivalents of approximately $99.9 million. As of March 31, 2008, MicroStrategy had 9,108,616 shares of class A common stock and 2,770,244 shares of class B common stock outstanding.

“We are pleased with our first quarter results given a challenging economic environment, with core BI revenues up 20% from Q1 of 2007,” said Arthur S. Locke, III, MicroStrategy’s Executive Vice President, Finance & Chief Financial Officer. “Our services organization delivered strong performance as we continued to grow our global business capacity with a renewed emphasis on serving our customers and working with them to help ensure that their investment in MicroStrategy software is a success.”

“With the recent acquisitions of Cognos by IBM and Business Objects by SAP, MicroStrategy is now the leading independent provider of open systems business intelligence,” said Michael J. Saylor, MicroStrategy’s Chairman and CEO. “We believe that our independence provides us with a significant competitive advantage, allowing us to provide our customers with best in class software and services optimized across a broad range of databases and applications,” continued Mr. Saylor. “We intend to exploit this competitive advantage aggressively in the marketplace.”

New Customers and New Deals with Existing Customers in Q1 2008 Included:

Amica Mutual Insurance; BJ’s Wholesale Club; Bluegreen Corp.; BMC West Corporation; Burlington Coat Factory; Capital Group Companies; Capitol Indemnity Corporation; CommonHealth, LP; CSK Auto Corporation; EDS / Navy; Idearc Media Corp.; Katz Group Canada Ltd.; LowerMyBills.com; Lund Food Holdings, Inc.; MapQuest, Inc.; Memorial Sloan Kettering Cancer Center; Monaco Coach Corporation; Nu Skin Enterprises; Ohio Department of Education; Payless ShoeSource Worldwide, Inc.; Raley’s, Inc.; Republic National Distributing Company; Ross Stores, Inc.; Roundys Supermarkets, Inc.; Sappi Fine Paper North America; Supervalu, Inc.; TRX Data Services Inc.; and Verispan, LLC.

Examples of Customer Deals from Q1 2008:

Burlington Coat Factory

Burlington Coat Factory, a nationally recognized retailer of high-quality, branded apparel at everyday low prices, has selected MicroStrategy for merchandising reporting and analytics. Burlington Coat Factory plans to use MicroStrategy for reporting and analysis on key merchandising metrics. MicroStrategy will convert the detailed transactional data into personalized reports through dashboards and exception reporting for Burlington Coat Factory executives and merchants. MicroStrategy teamed with QuantiSense to provide Burlington Coat Factory with an end-to-end solution for their retail business intelligence requirements.

Katz Group

Katz Group is one of North America’s leading drug store operators and Canada’s largest integrated retail pharmacy network with more than 1,800 drug stores in Canada and the United States. Katz will be expanding its use of MicroStrategy in its user community to enable management in the retail organization to report on and analyze sales and store information. With daily reporting and report distribution, Katz provides its management team with retail store information to help drive key decisions. Katz selected the MicroStrategy Business Intelligence Platform for its ease-of-use and scalability.

Republic National Distributing Company

Republic National Distributing Company (RNDC) is the second largest distributor of premium wine and spirits in the United States, and employs more than 5,000 individuals nationwide. A MicroStrategy customer for over 10 years, RNDC recently expanded its use of MicroStrategy to improve overall business performance. RNDC executives, sales management, and business analysts rely on MicroStrategy to identify opportunities for new promotions to boost sales of particular products and discover sales trends over longer timeframes than could be analyzed before. Using MicroStrategy, RNDC gives suppliers secure access to the data warehouse so that they can improve their products’ sales performance and track promotion effectiveness.

MicroStrategy Positioned in ‘Leaders’ Quadrant of Gartner 2008 Magic Quadrant for Business Intelligence Platforms Report:

In February 2008, MicroStrategy announced that it was positioned by Gartner, Inc. in the “Leaders” quadrant in the 2008 Magic Quadrant for Business Intelligence Platforms report. Gartner’s evaluation was based on completeness of vision and ability to execute. Gartner describes leaders as “vendors that are reasonably strong in the breadth and depth of their BI platform capabilities, and can deliver on enterprisewide implementations that support a broad BI strategy. Leaders articulate a business proposition that resonates with buyers, supported by the viability and operational capability to deliver on a global basis.”

Results of The BI Survey 7:

The BI Survey, the most comprehensive independent survey of the BI market space and products, is conducted annually by industry analyst Nigel Pendse and this year by BARC, The Business Application Research Center. The Survey compiled the real-world BI experiences of nearly 2,000 respondents across 60 countries. MicroStrategy was the leader in many key areas of The BI Survey 7.

For the fourth consecutive year, MicroStrategy received the highest customer loyalty score of all business intelligence software products reviewed. Customer loyalty is an indication of how satisfied a customer is with a vendor’s products and services and is a crucial factor in vendor success. “It is a remarkable achievement that MicroStrategy was rated number one in customer loyalty for the fourth year in a row,” said Nigel Pendse, author of The BI Survey 7. “As in the past, the Survey found that well-known vendors with growth strategies based on acquisitions covering the entire BI spectrum have low, and in some cases declining, customer loyalty. MicroStrategy, with its single product architecture and organic growth, was at the top once again.”

The BI Survey 7 recognized MicroStrategy as the top product for BI standardization for the third consecutive year. The Survey asked BI customers using more than one product to select the product on which they would choose to standardize if forced to pick one, and to explain why. MicroStrategy was cited as the top product on which to standardize, with 91.3% of the respondents indicating they would select MicroStrategy as their enterprise BI standard. “Survey participants with multiple BI products continue to rank MicroStrategy as the top product to keep in a standardization exercise,” said The BI Survey 7 author, Nigel Pendse. “This tendency to choose MicroStrategy is a reflection of MicroStrategy’s broad range of capabilities and suitability for BI standardization.”

For the seventh consecutive year, The BI Survey 7 found that MicroStrategy customers analyzed the largest data volumes, as compared to customers of other business intelligence products, including BusinessObjects and Cognos. MicroStrategy customers are accessing a median of 258 Gigabytes in this Survey. These median data volumes are larger, by more than a factor of 3, than that of customers of SAP BW, the second-place product, and larger, by a factor of 258, than that of customers of Cognos Analysis. Nigel Pendse, author of The BI Survey 7, stated, “MicroStrategy continues to be the clear leader in the enterprise-scale BI segment, with seven consecutive years of MicroStrategy sites reporting by far the largest data volumes of all vendors surveyed. Despite most vendors claiming to be able to handle large, detailed applications, it is clear that only MicroStrategy’s customers are actually implementing such transaction-level BI databases.”

To view a summary of The BI Survey 7 results, go to http://www.microstrategy.com/BISurvey7.

MicroStrategy Events:

MicroStrategy will host a one-hour Webcast, “Selecting BI Technology for Enterprise Success – Lessons Learned from over 1,800 Companies’ Experiences,” on May 8, 2008, featuring Nigel Pendse and findings from The BI Survey 7. For more information and to register for the Webcast, visit: http://www.microstrategy.com/BISelectionWebcast.

This year, MicroStrategy continues its successful Symposia series in the U.S., Europe, and Latin America. To date, MicroStrategy Symposia have been held in Phoenix, Los Angeles, and Boston. Additional events are planned for Nashville, Buenos Aires, Columbus, Mexico City, London, Denver, Toronto, Munich, New York, and San Francisco. Each Symposium features technical sessions as well as informative presentations from MicroStrategy customers sharing lessons learned in deploying business intelligence applications in their organization.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a global leader in business intelligence (BI) technology. MicroStrategy provides integrated reporting, analysis, and monitoring software that helps leading organizations worldwide make better business decisions every day. Companies choose MicroStrategy for its advanced technical capabilities, sophisticated analytics, and superior data and user scalability. More information about MicroStrategy (NASDAQ: MSTR) is available at www.microstrategy.com.

MicroStrategy, MicroStrategy 8, MicroStrategy Business Intelligence Platform, MicroStrategy Dynamic Enterprise Dashboards, MicroStrategy Mobile, and MicroStrategy Integrity Manager are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 8 software on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; market acceptance of new products; the Company’s ability to effect the sale of its Alarm.com and Angel.com businesses on acceptable terms, or at all; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2008	2007
	(unaudited)	(unaudited)
Revenues
Product licenses	$22,127	$16,699
Product support and other services	61,412	52,655

Total revenues	83,539	69,354

Cost of Revenues
Product licenses	559	588
Product support and other services	13,486	10,928

Total cost of revenues	14,045	11,516

Gross profit	69,494	57,838

Operating Expenses
Sales and marketing	28,132	23,168
Research and development	9,736	5,927
General and administrative	17,250	13,118

Total operating expenses	55,118	42,213

Income from continuing operations before financing and other income and income taxes	14,376	15,625

Financing and Other Income
Interest income, net	799	981
Other (expense) income, net	(861)	48

Total financing and other income (expense)	(62)	1,029

Income from continuing operations before income taxes	14,314	16,654
Provision for income taxes	5,171	6,208

Income from continuing operations	9,143	10,446
Loss from discontinued operations, net of tax benefit ($191 and $368, respectively)	845	601

Net Income	$8,298	$9,845

Basic earnings (loss) per share (1):
From continuing operations	$0.77	$0.83
From discontinued operations	$(0.07)	$(0.05)

Basic earnings per share	$0.70	$0.78

Weighted average shares outstanding used in computing basic earnings per share	11,927	12,567

Diluted earnings (loss) per share (1):
From continuing operations	$0.74	$0.79
From discontinued operations	$(0.07)	$(0.04)

Diluted earnings per share	$0.67	$0.75

Weighted average shares outstanding used in computing diluted earnings per share	12,381	13,159

(1)	Basic and fully diluted earnings per share for class A and class B common stock are the same

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31, 2008	December 31, 2007
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$99,877	$85,194
Restricted cash and investments	2,222	2,982
Accounts receivable, net	44,726	48,551
Prepaid expenses and other current assets	13,628	12,057
Deferred tax assets, net	27,957	29,652
Assets held-for-sale	7,418	6,410

Total current assets	195,828	184,846

Property and equipment, net	8,426	8,992
Capitalized software development cost, net	1,989	2,340
Deposits and other assets	12,126	11,433
Deferred tax assets, net	34,303	35,347

Total Assets	$252,672	$242,958

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$23,610	$21,694
Accrued compensation and employee benefits	24,778	37,687
Deferred revenue and advance payments	78,477	63,583
Liabilities held-for-sale	6,249	5,592

Total current liabilities	133,114	128,556

Deferred revenue and advance payments	2,040	1,936
Other long-term liabilities	9,971	9,137

Total Liabilities	145,125	139,629

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 14,117 shares issued and 9,109 shares outstanding, and 14,113 shares issued and 9,184 shares outstanding, respectively	14	14
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,770 issued and outstanding, respectively	3	3
Additional paid-in capital	448,460	448,229
Treasury stock, at cost; 5,008 and 4,929 shares, respectively	(363,170)	(357,804)
Accumulated other comprehensive income	3,984	2,929
Retained earnings	18,256	9,958

Total Stockholders’ Equity	107,547	103,329

Total Liabilities and Stockholders’ Equity	$252,672	$242,958

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2008	2007
Operating activities:
Net income	$8,298	$9,845
Plus: Loss from discontinued operations, net of tax	845	$601

Income from continuing operations	9,143	10,446
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,562	1,742
Bad debt expense	632	70
Deferred taxes	2,753	4,273
Stock-based compensation	44	179
Excess tax benefits from stock-based payment arrangements	(56)	(1,887)
Other, net	10	53
Changes in operating assets and liabilities:
Accounts receivable	4,445	20,333
Prepaid expenses and other current assets	(1,295)	940
Deposits and other assets	191	(49)
Accounts payable and accrued expenses, compensation and employee benefits	(12,907)	(13,763)
Deferred revenue and advance payments	13,249	18,060
Other long-term liabilities	890	(31)

Net cash provided by operating activities from continuing operations	18,661	40,366
Net cash used in operating activities from discontinued operations	(572)	(2,717)

Net cash provided by operating activities	18,089	37,649

Investing activities:
Advance deposits on purchases of property and equipment	—	(5,000)
Purchases of property and equipment, net	(459)	(1,010)
Capitalized software development costs	—	(2,419)
Decrease (increase) in restricted cash and investments	57	(14)

Net cash used in investing activities from continuing operations	(402)	(8,443)
Net cash used in investing activities from discontinued operations	(265)	(382)

Net cash used in investing activities	(667)	(8,825)

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	124	1,636
Excess tax benefits from stock-based payment arrangements	56	1,887
Purchases of treasury stock	(5,366)	(44,740)

Net cash used in financing activities from continuing activities	(5,186)	(41,217)
Net cash used in financing activities from discontinued activities	—	—

Net cash used in financing activities	(5,186)	(41,217)
Effect of foreign exchange rate changes on cash and cash equivalents	2,447	391

Net increase (decrease) in cash and cash equivalents	14,683	(12,002)
Cash and cash equivalents, beginning of period	85,194	78,980

Cash and cash equivalents, end of period	$99,877	$66,978